UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2016

VULCAN MATERIALS COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	001-33841	20-8579133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Urban Center Drive

Birmingham, Alabama 35242

(Address of principal executive offices) (zip code)

(205) 298-3000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation Decisions

On February 11, 2016, the Compensation Committee of the Board of Directors (the "Committee") of Vulcan Materials Company (the "Company"), and on February 12, 2016, the Board of Directors of the Company made a number of decisions regarding the compensation for each of the Company's named executive officers (the "NEOs") as follows:

▪	the Committee set the 2016 base salaries;

▪	the Committee decided, in accordance with a recommendation of the CEO (except with respect to his own compensation), to award cash bonuses based on 2015 performance;

▪	the Committee set the short-term target bonus percentages for the 2016 fiscal year;

▪	the Committee determined that payout was due on previously awarded performance shares, for the four-year performance period ended in December 31, 2015; and

▪	the Committee granted long-term incentive awards split 50/50 units between performance shares units (PSUs) and stock-only stock appreciation rights (SOSARs). The PSUs to be earned are based on the Company's four-year average total shareholder return percentile rank during the four-year performance period ending on December 31, 2019, and subject to the participant's employment at the end of such period, except as otherwise provided in the award agreement for a change in control of the Company and upon certain terminations of employment. The SOSARs will vest pro rata over four years.

For each NEO, the following table reflects (i) the 2016 base salary effective March 1, 2016; (ii) the target bonus opportunity for the 2016 fiscal year; (iii) the cash bonus to be paid to such executive in March 2016 based on 2015 performance; and (iv) the grant of PSUs and SOSARs.

Named Executive	Title	New Base Salary Effective March 1, 2016 ($)	2016Annual Target Bonus Opportunity as a Percentage of Base Salary (%)	2015 Cash Bonus Paid ($)	PSUs Granted (Performance Period 2016-2019 (# of units)	SOSARs (# of units)
J. Thomas Hill	Chairman and Chief Executive Officer	$950,000	115%	$1,923,000	32,200	32,100
John R. McPherson	Executive Vice President and Chief Financial & Strategy Officer	780,000	110%	1,581,000	24,200	24,200
Stanley G. Bass	Chief Growth Officer	550,000	80%	665,000	9,300	9,300
Danny R. Shepherd	Vice Chairman of the Company	N/A(1)	N/A(1)	230,000	N/A(1)	N/A(1)
(1)	Retired April 15, 2015.

Long-Term Incentive Award Payments

The Compensation Committee also authorized payments to the NEOs for the PSUs previously granted pursuant to the Company's 2006 Omnibus Long-Term Incentive Plan. The payments were based on a four-year average of the total shareholder return relative to the returns of the companies that comprise the S&P 500 Index. These payments were made on February 17, 2016, and were paid in shares of the Company's common stock.

The following table sets forth the amount earned for the previously granted PSUs for the period ending December 31, 2015.

Named Executive	Title	Performance Period	Original Grant	Units Earned	Value ($)(1)
J. Thomas Hill	Chairman and Chief Executive Officer	1/1/2012 – 12/31/2015	10,200	15,515	1,396,195
John R. McPherson	Executive Vice President and Chief Financial & Strategy Officer	1/1/2012 – 12/31/2015	13,200	20,078	1,806,819
Stanley G. Bass	Chief Growth Officer	1/1/2012 – 12/31/2015	10,200	15,515	1,396,195
Danny R. Shepherd	Vice Chairman of the Company	1/1/2012 – 12/31/2015	31,500	47,912	4,311,601
(1)	Based on a share price of $89.99, the closing price per share on February 11, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VULCAN MATERIALS COMPANY
(Registrant)

Date: February 18, 2016	By:	/s/ Jerry F. Perkins Jr.
Jerry F. Perkins Jr.
General Counsel and Secretary